UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2024

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by Safe & Green Holdings Corp. (the “Company”) on February 29, 2024, on February 27, 2024, the Board of Directors of the Company (the “Board”) approved a 2023 annual performance bonus of $350,000 to be paid to Paul Galvin, the Company’s Chief Executive Officer, in cash, equity, or a combination of cash and equity. On July 9, 2024, Mr. Galvin agreed to accept 69,960 shares of common stock of the Company (the “Shares”) as partial payment of Mr. Galvin’s 2023 annual performance bonus. The Shares represent $165,805.20 of Mr. Galvin’s 2023 annual performance bonus, based on the closing price of the Company’s common stock on July 9, 2024.

Also on July 9, 2024, the Compensation Committee of the Board approved a grant of 125,261 restricted stock units under the Company’s stock incentive plan to Mr. Galvin, all of which vest in full on July 10, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: July 12, 2024	By:	/s/ Patricia Kaelin
		Name:	Paticia Kaelin
		Title:	Chief Financial Officer

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